UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2009
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 19, 2009, the Board of Directors of Belden Inc. (the “Company”) amended its bylaws as set forth in Exhibit 3.1.
Item 8.01. Other Events.
On May 19, 2009, the Board of Directors of the Company unanimously approved a reduction in compensation for each independent director (9 of 10 directors) for the remainder of 2009 by $20,000. Each director’s second-half 2009 cash retainer will be reduced by $10,000 to $20,000 and the value of each of their 2009 restricted stock award will be reduced by $10,000 to $105,000. This reduction follows the Board’s earlier decision, in February 2009, to defer an increase in director compensation that the Compensation Committee’s independent compensation consultant had recommended, which would have made their compensation fully competitive. In each case, the Board wanted to demonstrate, in response to the unprecedented global economic conditions, their solidarity with management, Company associates and shareholders who have experienced officer salary freezes, staff reductions and a lower stock price.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
3.1 Amendment to Amended and Restated Bylaws of Belden Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: May 22, 2009	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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